UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Yonge Street, Suite 1710, Toronto, Ontario, Canada	M4P 1E4
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 7, 2009, API Cryptek, Inc. (“API Cryptek”), a subsidiary of API Nanotronics, Inc. (the “Company”) acquired substantially all of the assets of Cryptek Technologies Inc. (“Cryptek”) through foreclosure on API Cryptek’s security interest and liens in the Cryptek assets, and subsequent sale under the Uniform Commercial Code. API Cryptek was the successful bidder of the Cryptek assets at the sale, by bidding the total amount owed by Cryptek to API Cryptek under loan documents previously purchased by API Cryptek for $5,000,000 (the “Loan Documents”).

Cryptek develops and delivers security solutions to various industries and government agencies. Cryptek is also a provider of emanation security products and solutions.

As previously disclosed in a Form 8-K filed by the Company on June 29, 2009, on June 23, 2009, the Company issued $3,600,000 of secured, convertible promissory notes (the “Notes”) to a group of investors. The investors included, among other investors, Jason DeZwirek, a director and the secretary of the Company, Jonathan Pollack, a director of the Company, and Icarus Investment Corp., which is controlled by Jason DeZwirek and Phillip DeZwirek, the Chairman of the Company. The Company used the proceeds of the Notes to purchase the rights in the Loan Documents.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2009	API NANOTRONICS CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and Vice President of Finance

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